Exhibit 99.1
Press Release

Trading in Imerjn Stock

Las Vegas, NV. September 25, 2014. Xumanii (DBA Imerjn, OTCQB: XUII), has been informed that trading in its stock has been temporarily suspended until October 8, 2014. The reason cited by the SEC was “…adequacy and accuracy of information…”

The Company is current with all of its filings and is not aware of any inaccurate information. The Company will provide more information when it becomes available. In the meantime, the Company intends to continue to operate its business as normal and maintain its status as a fully reporting company.

About Imerjn
Imerjn (XUII), formerly known as Xumanii International Holdings Corp is an early stage company that develops and sells mobile software and hardware solutions. For more information please visit the company website at: http://www.imerjn.com. Contact: Adam Radly, info@imerjn.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, the forward-looking matters discussed in this news release are subject to certain risks and uncertainties which could cause the Company's actual results and financial condition to differ materially from those anticipated by the forward-looking statements including, but not limited to, the Company's liquidity and the ability to obtain financing, the timing of regulatory approvals, uncertainties related to corporate partners or third-parties, product liability, the dependence on third parties for manufacturing and marketing, patent risk, copyright risk, competition, and the early stage of products being marketed or under development, as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.